UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 9, 1997

                             THE VINCAM GROUP, INC.
         (Exact name of registrant as specified in its charter)

     FLORIDA                             0-28148                  59-2452823
(State or other jurisdiction       (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

2850 DOUGLAS ROAD, CORAL GABLES, FLORIDA                            33134
(Address of principal executive offices)                         (Zip Code)

                                 (305) 460-2350
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE

   (Former name, former address, and former fiscal year, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On December 9, 1997, The Vincam Group, Inc. ("Vincam" or the "Company") entered into financing and leasing arrangements with respect to a new headquarters facility of approximately 90,000 square feet that the Company expects will be completed in the summer of 1998. The new headquarters facility will be situated on 8 1/2 acres of land in unincorporated Miami-Dade County on the corner of SW 72nd Street and 102nd Ave.

         Fleet Real Estate, Inc. ("Fleet Real Estate") owns the property and will own the headquarters facility, which is to be developed under a development agreement between Vincam and Codina Development Corporation. Vincam has entered into a triple net lease with Fleet Real Estate which has an initial expiration date of four years after completion of the facility and allows Vincam to extend the term of the lease for up to three years. Fleet Real Estate has financed 97% of the costs of acquiring the land and constructing the facility with Fleet National Bank, as agent, and Fleet Real Estate Capital, Inc., NationsBank, N.A. (South) and SunTrust Bank, Miami, N.A. (the "Lenders"). All but Fleet Estate Capital, Inc. are lenders under Vincam's current credit facility. Fleet Real Estate's obligations to the Lenders are secured by a mortgage on the property and the guarantees of Vincam and each of its subsidiaries of substantially all of such obligations. The lease will be treated as an operating lease for accounting purposes.

         Under the lease, Vincam is obligated to make lease payments equal to
(i) interest at a competitive rate on all outstanding loan amounts with respect to the facility plus (ii) the yield, at a competitive rate, in respect of Fleet Real Estate's 3% equity investment. Interest and yield accruing during the construction period will be capitalized. Under the financing arrangements, the maximum amount funded by Fleet Real Estate and the Lenders is limited to $12 million. As of December 9, 1997, an aggregate of $3.5 million in loans were outstanding which financed the $2.55 million purchase price of the land and certain development and closing costs.

         Vincam has an option to purchase the headquarters facility at any time for an amount equal to the total of (i) the amount of loans from the Lenders outstanding with respect to the property, (ii) Fleet Real Estate's investment in the facility, (iii) any accrued and unpaid interest on outstanding loans from the Lenders, and (iv) all accrued and unpaid yield on Fleet Real Estate's equity investment (the "Purchase Price"). If Vincam determines not to purchase the facility, it will be required to make a termination payment at the end of the lease term equal to approximately 85% of the Purchase Price. Vincam's lease payment obligations are secured by a pledge of all of the stock of its subsidiaries.

         Statements in this Form 8-K relating to matters that are not historical facts are forward- looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of The Vincam Group, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, but are not limited to, the following: (i) potential for

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unfavorable interpretation of government regulations relating to labor, taxes, insurance, employment matters and the provision of managed care services; (ii) the Company's ability to obtain or maintain all required licenses or certifications required to further expand the range of specialized managed care services offered by the Company; (iii) potential increases in the Company's costs, such as health care costs, that the Company may not be able to reflect immediately in its service fees; (iv) the Company's ability to offer its services to prospective clients in additional states where it has less or no market penetration; (v) the level of acquisition opportunities available to the Company and the Company's ability to efficiently price and negotiate such acquisitions on a favorable basis; (vi) the financial condition of the Company's clients; (vii) additional regulatory requirements affecting the Company; (viii) the impact of competition from existing and new professional employer organizations; (ix) the failure to properly manage growth and successfully integrate acquired companies and operations, and to achieve synergies and other cost savings in the operation of acquired companies; and (x) other factors which are described in further detail in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  None

         (b)      Pro Forma Financial Information

                  None

         (c)      Exhibits


         EXHIBIT NO.       DESCRIPTION
         ----------        -----------

               10.1       *Credit and Investment
                          Agreement, dated as of
                          December 9, 1997 by and
                          among The Vincam Group,
                          Inc., Fleet Real Estate,
                          Inc., Fleet National Bank
                          and the lenders signatories
                          thereto (including Schedule
                          1.02 thereto).

               10.2 Lease Agreement, dated as of December 9, 1997 between Fleet Real Estate, Inc. and The Vincam Group, Inc.

               10.3 Guaranty dated as of December 9, 1997 of The Vincam Group, Inc. in favor of Fleet National Bank, as agent

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               10.4       Mortgage, Assignment of Leases and Security
                          Agreement dated as of December 9, 1997 by and between Fleet Real Estate, Inc., The Vincam Group, Inc. and Fleet National Bank.

               10.5       Guaranty dated as of December 9, 1997 by Vincam
                          Human Resources, Inc., Vincam Human Resources,
                          Inc. I, Vincam Human Resources, Inc. II, Vincam
                          Human Resources, Inc. III, Vincam Human Resources, Inc. IV, Vincam Human Resources, Inc. V, Vincam
                          Human Resources, Inc. VI, Vincam Human Resources,
                          Inc. XII, Vincam Human Resources of Michigan, Inc., Vincam Occupational Health Systems, Inc., Personnel Resources, Inc., Vincam Insurance Services, Inc., Vincam Practice Management, Inc., American
                          Pediatric Systems, Inc, Psych/Care, Inc., Vincam/Staff Administrators, Inc., Vincam/Staff Administrators of Western Colorado, Inc., Staff Administrators of CO, Inc., Staff Administrators of California, Inc., Vincam/Amstaff, Inc., RDM, Inc., Amstaff PEO, Inc., American Staffing , Inc. and Vincam/Staffing
                          Network, Inc. in favor of Fleet Real Estate, Inc., and its successors and assigns, including Fleet National Bank, as Agent.

               10.6 *Development Agreement, dated as of September 12, 1997, by and between Codina Development
                          Corporation and The Vincam Group, Inc.


         *Schedules and exhibits to Exhibits 10.1 and 10.6 (other than Schedule
         1.02 to Exhibit 10.1) have not been filed with the Securities and Exchange Commission (the "Commission"). The Registrant agrees to provide those schedules and exhibits supplementally upon the request of the Commission.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE VINCAM GROUP, INC.

Date:  December 19, 1997             By: /S/ CARLOS A. RODRIGUEZ
                                        -------------------------------------
                                         Carlos A. Rodriguez, Chief Financial
                                         Officer and Senior Vice President
                                         (Principal Financial Officer)



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                                  EXHIBIT INDEX


EXHIBIT NO.                 DESCRIPTION
-----------                 -----------

10.1 *Credit and Investment Agreement, dated as of December 9, 1997 by and among The Vincam Group, Inc., Fleet Real Estate, Inc., Fleet National Bank and the lenders signatories thereto (including Schedule 1.02 thereto).

10.2 Lease Agreement, dated as of December 9, 1997 between Fleet Real Estate, Inc. and The Vincam Group, Inc

10.3                       Guaranty dated as of December 9, 1997 of The
                           Vincam Group, Inc. in favor of Fleet National Bank, as agent

10.4                       Mortgage, Assignment of Leases and Security
                           Agreement dated as of December 9, 1997 by and between Fleet Real Estate, Inc., The Vincam

                           Group, Inc. and Fleet National Bank.

10.5 Guaranty dated as of December 9, 1997 by Vincam Human Resources, Inc., Vincam Human Resources, Inc. I, Vincam Human Resources, Inc. II, Vincam Human Resources, Inc. III, Vincam Human Resources, Inc. IV, Vincam Human Resources, Inc. V, Vincam Human Resources, Inc. VI, Vincam Human Resources, Inc. XII, Vincam Human Resources of Michigan, Inc., Vincam Occupational Health Systems, Inc., Personnel Resources, Inc., Vincam Insurance Services, Inc., Vincam Practice Management, Inc., American Pediatric Systems, Inc, Psych/Care, Inc., Vincam/Staff Administrators, Inc., Vincam/Staff Administrators of Western Colorado, Inc., Staff Administrators of CO, Inc., Staff Administrators of California, Inc., Vincam/Amstaff, Inc., RDM, Inc., Amstaff PEO, Inc., American Staffing , Inc. and Vincam/Staffing Network, Inc. in favor of Fleet Real Estate, Inc., and its successors and assigns, including Fleet National Bank, as Agent.

10.6 *Development Agreement, dated as of September 12, 1997, by and between Codina Development Corporation and The Vincam Group, Inc.

*Schedules and exhibits to Exhibits 10.1 and 10.6 (other than Schedule 1.02 to
Exhibit 10.1) have not been filed with the Securities and Exchange Commission (the "Commission"). The Registrant agrees to provide those schedules and exhibits supplementally upon the request of the Commission.

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